Exhibit 2

                                                                  EXECUTION COPY
                               WARRANT AGREEMENT

                  THIS AGREEMENT is made and entered into as of April 25, 2002 by and between TRIZEC PROPERTIES, INC., a Delaware corporation (the "Company"), Emerald Blue Kft (the "Initial Registered Holder") and each person or entity who is a Registered Holder (as defined below) of Warrants as of any particular date.

                  WHEREAS, the Company desires to issue warrants (the "Warrants") to purchase shares of Common Stock (the "Warrant Shares");

                  WHEREAS, the Company desires to set forth the terms and conditions relating to the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants (the "Warrant Certificates"), the exercise of the Warrants and the rights of the holders thereof;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the Warrant Certificates and the respective rights and obligations thereunder of the Company and the Registered Holders, the parties hereto agree as follows:

                  Section 1. Definitions.

                  As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  "Certificate of Incorporation" shall mean the certificate of incorporation of the Company, as amended, restated or otherwise modified from time to time.

                  "Common Stock" shall mean the common stock of the Company, which at the date hereof consists of 500,000,000 authorized shares, $0.01 par value per share, and any securities into or for which such common stock has been converted or exchanged.

                  "Company" shall have the meaning assigned to such term in the preamble hereof.

                  "Corporate Office" shall mean the office of the Company at which at any particular time its principal business shall be administered, which office is located at the date hereof at 1114 Avenue of the Americas, 31st Floor, New York, New York 10036.

                  "Deferral Notice" shall have the meaning assigned to such term in Section 9(d) hereof.

                  "Deferral Period" shall have the meaning assigned to such term in Section 9(d) hereof.

                  "Effectiveness Period" shall mean the period beginning on the date the Initial Shelf Registration Statement is declared effective and ending on the latest Warrant Expiration Date or such earlier date upon which all Warrant Shares have been issued and delivered upon the full exercise of all Warrants.

                  "Exercise Date" shall mean, as to any Warrant, the date on which the Registered Holder thereof shall have both (a) presented and surrendered the Warrant Certificate representing such Warrant, with the exercise form on the reverse thereof duly executed by the Registered Holder thereof or his attorney-in-fact duly authorized in writing, at the Corporate Office of the Company, and (b) made payment in cash, or by check or immediately available funds payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Exercise Price; provided that such payment may at the option of such Registered Holder be alternatively made through a "cashless" exercise procedure as described in Section 4 hereof, in which case the Exercise Date shall be the date on which such Registered Holder shall have both satisfied the requirements of clause (a) above and provided notice to the Company, in form acceptable to the Company in its sole discretion, of such Registered Holder's election to exercise such Warrant pursuant to a "cashless" exercise procedure.

                  "Exercise Price" with respect to each Warrant shall mean the Exercise Price per Warrant Share to be paid upon exercise of such Warrant in accordance with the terms hereof, which price shall initially equal the Exercise Price set forth in the Warrant Certificate representing such Warrant, subject to adjustment from time to time pursuant to the terms and provisions of Section 8 hereof.

                  "Initial Exercise Date" shall mean the effective date of the plan of arrangement contemplated in the Plan Circular.

                  "Initial Registered Holder" shall have the meaning assigned to such term in the preamble hereof.

                  "Initial Shelf Registration Statement" shall have the meaning assigned to such term in Section 9(a) hereof.

                  "Material Event" shall have the meaning assigned to such term in Section 9(d) hereof.

                  "Plan Circular" shall mean the Trizec Hahn Corporation management information circular dated March 13, 2002 relating to, inter alia, the plan of arrangement to be approved by Trizec Hahn Corporation's shareholders and the Superior Court of Justice (Ontario) relating to the corporate reorganization of Trizec Hahn Corporation.

                  "Principal Market" shall mean (a) if the Common Stock is listed or admitted to trading on the New York Stock Exchange, the New York Stock Exchange, (b) if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, but is listed or admitted to trading on The Nasdaq Stock Market, The Nasdaq Stock Market; or (c) if the Common Stock is not listed or admitted to trading on either of the New York Stock Exchange or The Nasdaq Stock Market, then such other securities exchange or over-the-counter market in the


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


United States, or national quotations system in the United States, on or over which the Common Stock trades, as the Company's board of directors may determine.

                  "Prospectus" shall mean the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Shelf Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus.

                  "Registered Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the Warrant Certificate representing such Warrant shall be registered on that date on the books maintained by the Company pursuant to Section 6 hereof.

                  "SEC" shall mean the U.S. Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Shelf Registration Statement" shall have the meaning assigned to such term in Section 9(a) hereof.

                  "Subsequent Shelf Registration Statement" shall have the meaning assigned to such term in Section 9(b) hereof.

                  "Trading Day" shall mean (a) if the Common Stock is listed or admitted to trading on a Principal Market, any day on which such Principal Market is open for the transaction of business; provided that the term "Trading Day" shall not include a day on which trading in the Common Stock on the Principal Market has been suspended; or (b) if the Common Stock is not listed or admitted to trading on a Principal Market, any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Transfer Agent" shall mean the Company or, if applicable, a third party stock transfer agent and registrar retained by the Company.

                  "Warrant Certificate" shall have the meaning assigned to such term in the preamble hereof.

                  "Warrant Expiration Date" with respect to each Warrant shall mean the Warrant Expiration Date as defined in the Warrant Certificate representing such Warrant.

                  "Warrants" shall have the meaning assigned to such term in the preamble hereof.

                  "Warrant Shares" shall have the meaning assigned to such term in the preamble hereof.


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


                  Section 2. Warrants and Issuance of Warrant Certificates.

                  (a) A Warrant initially shall entitle the Registered Holder thereof to purchase one Warrant Share in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8 hereof.

                  (b) Warrant Certificates in the form of Exhibit A annexed hereto representing Warrants initially issued in such amounts and with such terms as set forth in Schedule A hereto shall be delivered to the Initial Registered Holder on or before the Initial Exercise Date.

                  (c) Upon the exercise of Warrants pursuant to Section 4 hereof the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing the Warrant Shares issuable, subject to adjustment as described herein.

                  (d) From time to time the Company shall sign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued under this Agreement except (i) those initially issued hereunder, (ii) those issued on or after the Initial Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6 hereof; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7 hereof; and (v) those issued by the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Exercise Price or the number of Warrant Shares purchasable upon exercise of the Warrants pursuant to Section 8 hereof.

                  Section 3. Form and Execution of Warrant Certificates. (a) The Warrant Certificates shall be substantially in the form attached hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates) and issued in registered form.

                  (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, any Vice President, Corporate Secretary or Treasurer, by manual signatures or by facsimile signatures printed thereon. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office.


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


                  Section 4. Exercise. Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Exercise Date, but not after the applicable Warrant Expiration Date, upon (a) the presentation and surrender of the Warrant Certificate representing such Warrant, with the exercise form on the reverse thereof duly executed by the Registered Holder thereof or his attorney-in-fact duly authorized in writing, at the Corporate Office of the Company, and (b) payment in cash, or by check or immediately available funds payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Exercise Price (provided that such payment may at the option of the Registered Holder be alternatively made through a "cashless" exercise procedure, in accordance with such requirements and procedures as are acceptable to the Company in its sole discretion, whereby a specified number of the Warrant Shares issued upon exercise of any Warrant shall be delivered directly to a broker or dealer designated by the Company for sale, the number of which is to sufficient to generate cash to pay the applicable Exercise Price and to satisfy any related withholding tax obligations), subject to the terms and conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the person entitled to receive the Warrant Shares deliverable upon such exercise shall be treated for all purposes as the holder thereof as of the close of business on the Exercise Date. The Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the Warrant Shares deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder) promptly following, and in any event within three (3) Trading Days after, the Exercise Date or such earlier time as may be required to permit the sale of such Warrant Shares on the Principal Market on the Trading Day following the Exercise Date and the settlement of such sale within the time period then prescribed by such Principal Market.

                  Section 5. Reservation of Shares, Listing, Payment of Taxes, etc. (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issuable upon exercise of Warrants shall, at the time of delivery, be duly and validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof and that upon issuance such Warrant Shares shall be listed on the Principal Market.

                  (b) The Company shall pay all documentary, stamp or similar taxes and other governmental charges, but not including any income tax or withholding tax, that may be imposed with respect to the initial issuance of Warrants or the issuance or delivery of the Warrant Shares; provided, however, that if the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of taxes, including transfer taxes, that may be imposed by any relevant governmental authority or charges incident thereto, if any.


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


                  Section 6. Exchange and Registration of Transfer. Subject to any restrictions on transfer contained in the Warrant Certificates:

                  (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class and may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Warrant Certificates that the Registered Holder making the exchange shall be entitled to receive. The Registered Holder shall pay all taxes, including transfer taxes, if any, that may be imposed by a relevant governmental authority, for any transfer of Warrant Certificates.

                  (b) The Company shall keep at its office registry books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. The Warrants shall be transferable only on such registry books of the Company. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                  (c) With respect to all Warrant Certificates presented for registration, transfer, exchange or exercise, the assignment or subscription form thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

                  (d) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Company and thereafter retained by the Company until termination of this Agreement.

                  (e) Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of the Warrants represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes, except as provided in Section 7 hereof, and shall not be affected by any notice to the contrary.

                  Section 7. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute (in the absence of notice to the Company that the Warrant Certificate has been acquired by a bona fide purchaser) and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.


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


                  Section 8. Adjustments. In the event of any change in the outstanding Common Stock by reason of a dividend or stock split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or otherwise or any other event that may dilute or enlarge the rights of the Registered Holders with respect to (i) the number of Warrant Shares issuable upon exercise of each outstanding Warrant or (ii) the Exercise Prices in respect thereof, then (a) such proportionate adjustments or substitutions shall be made as may be necessary (in the form determined by the Company's board of directors in consultation with legal counsel) to prevent dilution or enlargement of the rights of the Registered Holders with respect to any of the matters described in clause (i) and (ii) above, and (b) the Company's board of directors may make such other adjustments or substitutions, consistent with the foregoing, as it deems appropriate in consultation with legal counsel. The determination of the Company's board of directors, as to any substitution or adjustment or as to there being no need for the same, will be final and binding on all parties.

                  To the extent practicable, the Company shall provide prompt notice to all Registered Holders of any event that may make an adjustment or substitution necessary or appropriate pursuant to this Section 8, unless such event occurs during a Deferral Period, in which case the Company shall provide prompt notice of such event to all Registered Holders after the termination of the Deferral Period.

                  Section 9. Registration of Common Stock. (a) The Company shall have prepared and filed or caused to be prepared and filed with the SEC a registration statement of the Company for a primary offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the issuance of the Warrant Shares by the Company upon the exercise of Warrants (a "Shelf Registration Statement"), which Shelf Registration Statement shall have been declared effective under the Securities Act on or prior to the Initial Exercise Date (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-11 or another appropriate form permitting registration of the Warrant Shares for sale to the Registered Holders in accordance with the methods of distribution reasonably elected by the Company and set forth in the Initial Shelf Registration Statement. The Company shall keep the Initial Shelf Registration Statement, or any Subsequent Shelf Registration Statement, continuously effective under the Securities Act until the expiration of the Effectiveness Period.

                  (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all securities registered thereunder have been sold pursuant thereto), the Company shall use reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are to be issued as Warrant Shares upon the exercise of the Warrants (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is reasonably practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.


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




                  (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act.

                  (d) In connection with the registration obligations of the Company under this Section 9, the Company shall:

                  (i) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective until the end of the Effectiveness Period; cause the related Prospectus to be supplemented by any required supplement thereto, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the issuance of all securities covered by such Shelf Registration Statement during the Effectiveness Period.

                  (ii) Use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Warrant Shares for sale in any jurisdiction in which they have been qualified for sale, in either case as promptly as is reasonably practicable.

                  (iii) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of proceedings with respect to a Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which a Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or (C) the occurrence or existence of any corporate development that, in the discretion of the Company acting reasonably, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, (1) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in the case of a post-effective amendment to a Shelf Registration Statement, subject to the next sentence, use reasonable efforts to cause it to be declared



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





         effective as promptly as is reasonably practicable, and (2) give notice to the Registered Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Registered Holder agrees not to exercise its Warrants until it is advised in writing by Company that the Deferral Period (as defined below) has terminated. The Company will use reasonable efforts to ensure that its use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter, and (z) in the case of clause (C) above, as soon as, in the discretion of the Company acting reasonably, such suspension is no longer necessary. The period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the "Deferral Period") shall not exceed forty-five (45) days in any three (3) month period or one hundred and twenty (120) days in any twelve (12) month period.

                  (iv) Concurrently with the effectiveness of any Shelf Registration Statement filed by the Company with respect to the Warrant Shares, the Company shall have obtained or obtain the approval for listing or trading of such securities on the Principal Market.

                  Section 10. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Section 9 hereof. Such fees and expenses shall include, without limitation, (i) all registration and filing fees, (ii) printing expenses including, without limitation, expenses of printing certificates for Warrant Shares, (iii) duplication expenses relating to copies of any Shelf Registration Statement or Prospectus delivered to any Registered Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement, and (v) reasonable fees and disbursements of the registrar and transfer agent for the Common Stock. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Warrant Shares on the Principal Market and the fees and expenses of any person, including special experts, retained by the Company.

                  Section 11. Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional Warrant Shares the Company shall make a cash payment therefor upon the basis of the then current market price of such Warrant Shares as determined in good faith by the Company's board of directors.

                  Section 12. Registered Holders Not Deemed Stockholders. No Registered Holder shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon any Registered Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or


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reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Registered Holder shall have exercised its Warrants and been issued Warrant Shares in accordance with the provisions hereof.

                  Section 13. Agreement of Registered Holders. Every Registered Holder, by the acceptance of a Warrant, consents and agrees with the Company, and every other Registered Holder that:

                  (a) every Registered Holder shall be a party to this Warrant Agreement and shall be bound by all of the terms and conditions hereof and of the Warrant Certificates; and

                  (b) every Registered Holder who is a U.S. taxpayer and who receives Warrants in a taxable transaction upon which compensation income is realized for U.S. federal income tax purposes shall include such compensation income on such Registered Holder's U.S. federal income tax return and on any applicable State or local returns for the taxable period including such receipt in an amount equal to the value of such Warrants as reported to such Registered Holder by the Company.

                  Section 14. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, a Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Company and canceled by it and retired. The Company shall also cancel any Warrant Certificate following the exercise of any of the Warrants, or any Warrant Certificate delivered to it for transfer, split up, combination or exchange.

                  Section 15. Modification of Agreement. This Agreement shall not be modified, supplemented or altered in any respect except with the consent in writing of the Company and the Registered Holders; provided, however, that the Company shall be permitted without the consent of the Registered Holders to modify, supplement or alter this Agreement:

                  (a) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, provided that such action shall not materially adversely affect the interests of Registered Holders;

                  (b) to comply with the Securities Act or any amendments thereto, to comply with any requirement of the SEC, or as necessary in connection with the registration of the Warrant Shares under the Securities Act; or

                  (c) for any other purpose, which change does not adversely affect the interests of Registered Holders.

                  Section 16. Notices. All notices, requests, consents and other communications hereunder shall be made in writing by hand-delivery, first-class mail, any courier guaranteeing overnight delivery, or facsimile transmission, addressed as follows: if to a Registered Holder at his or her address as shown on the registry books maintained by the Company, or if to the Company, to Trizec Properties, Inc., 1114 Avenue of the Americas, 31st Floor, New York, New


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York 10036, Attention: General Counsel, Facsimile No.: (212) 382-9359, or such other address of which Trizec Properties, Inc. notifies Registered Holders.

                  All such notices shall be deemed to have been duly given: at the time of delivery, if delivered by hand; five business days after being deposited in the mail, postage prepaid, if delivered by first-class mail; on the next business day if timely delivered to a courier guaranteeing overnight delivery; and if by facsimile transmission, at the time such facsimile transmission is sent, provided that if the facsimile transmission is sent after the close of a business day or on a day that is not a business day, the notice shall be deemed to have been duly given on the next business day.

                  Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

                  Section 18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Registered Holders, and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

                  Section 19. Termination. This Agreement shall terminate at the close of business on the third Trading Day following the latest Warrant Expiration Date or such earlier date upon which all Warrant Shares have been issued and delivered upon the full exercise of all Warrants.

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




                  IN WITNESS WHEREOF, the Company and the undersigned Initial Registered Holder have caused this Agreement to be duly executed as of the date first above written.

                                            TRIZEC PROPERTIES, INC.


                                            By:  /s/ Gregory F. Hanson
                                                --------------------------------
                                                Name:  Gregory F. Hanson
                                                Title: Executive Vice President
                                                       and Chief Financial
                                                       Officer


                                            INITIAL REGISTERED HOLDER:


                                            EMERALD BLUE KFT


                                            By:  /s/ Derek O'Reilly
                                                --------------------------------
                                                Name:  Derek O'Reilly
                                                Title: Managing Director

                                                                      EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

No.                                                  EXPIRATION DATE:
   ------                                                            ----------

                               [________] WARRANTS
                               FOR THE PURCHASE OF
                        COMMON STOCK, PAR VALUE $0.01, OF

                             TRIZEC PROPERTIES, INC.

THIS CERTIFIES THAT:

                  FOR VALUE RECEIVED __________________________________________
or registered assigns (the "Registered Holder") is the owner of ___________________ Warrants ("Warrants") to purchase Common Stock.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the warrant agreement dated [_________], 2002 and executed by Trizec Properties, Inc. (the "Company") and the Initial Registered Holder (the "Warrant Agreement"), and agreed to by each Registered Holder. Terms not defined herein shall have the meanings assigned to them in the Warrant Agreement.

                  Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement, one fully paid and non-assessable share of Common Stock, $0.01 par value per share ("Common Stock"), of the Company, at any time on or after the Initial Exercise Date but not after the Warrant Expiration Date (as defined on the reverse hereof), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing, at the Corporate Office of the Company, accompanied by payment of $_____ per share of Common Stock (the "Exercise Price"), subject to adjustment from time to time pursuant to the terms and provisions the Warrant Agreement in lawful money of the United States of America in cash or by check or immediately available funds payable to TRIZEC PROPERTIES, INC.; provided that such payment may at the option of the Registered Holder be alternatively made through a "cashless" exercise procedure, in accordance with such requirements and procedures as are acceptable to the Company in its sole discretion, whereby a specified number of the Warrant Shares issued upon exercise of any Warrant shall be delivered directly to a broker or dealer designated by the Company for sale, the number of which is to sufficient to generate cash to pay the Exercise Price and to satisfy any related withholding tax obligations.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by its officer thereunto duly authorized.

                  Date:                            TRIZEC PROPERTIES, INC.
                        -------, -----

                                                   By:
                                                       -------------------------
                                                          Authorized Signatory

                      CERTAIN TERMS GOVERNING THE WARRANTS

In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and/or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby ("Warrant Shares") are subject to modification or adjustment.

The term "Warrant Expiration Date" shall mean 5:00 p.m. (New York time) on the Expiration Date set forth on the face hereof, or such earlier date as all Warrants evidenced by this Warrant Certificate shall be exercised; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close; provided further that if such date shall fall on a date on which a Shelf Registration Statement is not effective, then 5:00 p.m. ten (10) days following the date on which a Shelf Registration Statement first becomes effective.

Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional Warrant Shares will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants, all as required by the Warrant Agreement.

Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes, except as provided in the Warrant Agreement, and shall not be affected by any notice to the contrary.

This Warrant Certificate shall be transferable only on the registry books of the Company and only if this Warrant Certificate is presented at the office of the Company with the assignment form hereof duly endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing together with payment of any applicable taxes, including transfer taxes, if any, that may be imposed by a relevant governmental authority. Upon due presentment for registration of transfer of this Warrant Certificate at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.



                                SUBSCRIPTION FORM

     (To Be Executed by the Registered Holder in Order to Exercise Warrants)

     THE UNDERSIGNED REGISTERED HOLDER hereby elects to exercise ________ Warrants of TRIZEC PROPERTIES, INC. represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:
______________________________________________________ whose Social Insurance or
Social Security Number or other identifying number is: ________________________ and be delivered to:___________________________________________________________
                           (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered the Holder at the following address:_______________________________________________
                                  (please print or type name and address)

Social Insurance or Social Security Number or other identifying number:
__________________________________


Date:__________________________             Signature:__________________________



                                 ASSIGNMENT FORM

      (To Be Executed by the Registered Holder in Order to Assign Warrants)


FOR VALUE RECEIVED, the Undersigned Registered Holder hereby sells, assigns and transfers unto _______________________________________________________whose
Social Insurance or Social Security Number or other identifying number is:
________________________________________________________ and whose address is:
________________________________________________________________________________
                    (please print or type name and address)

the following number of the Warrants represented by this Warrant Certificate:
___________________, and hereby irrevocably constitutes and appoints ___________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Social Insurance or Social Security Number or other identifying number:_________


Date:__________________________             Signature:__________________________


                              SIGNATURE GUARANTEED

                           __________________________


  (The signature must be guaranteed by an Eligible Institution, except that no guarantee is required if the signature is that of an Eligible Institution)

                                                                      SCHEDULE A

                   TERMS OF WARRANTS AND WARRANT CERTIFICATES

----------------------------------------------------------------------------------------------------------------------
  Warrant Certificate No.        Reference TZH       Number of Warrants   Exercise Price*           Expiration Date
                                 Option Holder
----------------------------------------------------------------------------------------------------------------------
             1                 Ballon                         35,000          23.50                    10/31/02
             2                 Ballon                         25,000          35.05                    10/31/02
             3                 Ballon                         10,000          34.50                    10/31/02
             4                 Beck                            6,250          22.85                    11/01/07
             5                 Birchall                       25,000          24.29                    03/20/08
             6                 Birchall                      100,000          28.85                    12/11/03
             7                 Birchall                      250,000          18.75                    12/06/02
             8                 Birchall                      150,000          20.50                    01/06/04
             9                 Blair                          33,581          18.25                    02/28/04
             10                Bradley                        50,000          23.50                    06/30/04
             11                Bradley                        50,000          24.40                    06/30/04
             12                Bradley                        50,000          28.85                    12/11/03
             13                Bradley                        13,000          18.75                    12/06/02
             14                Bradley                        87,000          19.13                    06/30/04
             15                Campbell, R.                   25,000          23.50                    12/31/03
             16                Campbell, R.                  150,000          29.75                    12/31/03
             17                Carr                           50,000          32.25                    12/16/02
             18                Carr                           10,000          34.50                    12/16/02
             19                Carr                           40,000          28.85                    12/16/02
             20                Cecconi                         5,000          23.50                    05/08/03
             21                Chapin                         25,000          23.50                    06/30/04
             22                Chapin                         75,000          20.85                    06/30/04
             23                Chapin                         60,000          35.05                    06/30/04
             24                Cheung                          5,000          23.50                    05/08/03
             25                Chivers                        15,000          23.50                    06/30/03
             26                Chivers                        30,000          34.50                    06/30/03
             27                DeFreitas                       5,000          23.50                    05/08/03
             28                Farrell                         3,750          32.00                    06/30/03
             29                Favit                          25,000          23.50                    06/30/04
             30                Favit                          56,250          20.85                    06/30/04
             31                Favit                          25,000          34.50                    06/30/04
             32                Favit                          54,700          28.85                    12/11/03
             33                Fennessy                       20,000          18.75                    12/06/02
             34                Forsyth                         1,250          23.50                    12/01/07
             35                Gallagher                       2,500          23.50                    12/01/07
             36                George                          3,750          32.00                    06/30/03
             37                Gilmore                         2,500          23.50                    12/01/07
             38                Haq                             3,750          32.00                    06/30/03
             39                Hawie                           2,600          18.75                    12/06/02
             40                Heron                           2,500          18.75                    12/06/02
             41                Howard                        100,000          22.75                    03/31/03


* Except for Certificate Nos. 128 and 164, Exercise Prices are expressed in Canadian dollars and will automatically be converted into U.S. dollars based on the exchange rate for these currencies on the close of business on the business day immediately preceding the Initial Exercise Date.


----------------------------------------------------------------------------------------------------------------------
  Warrant Certificate No.        Reference TZH       Number of Warrants   Exercise Price*           Expiration Date
                                 Option Holder
----------------------------------------------------------------------------------------------------------------------
             42                Howard                         50,000          28.35                    03/31/03
             43                Howard                         50,000          32.25                    03/31/03
             44                Joa                             1,250          23.50                    12/01/07
             45                Jupp                            5,000          23.50                    05/08/03
             46                Kelly                          75,000          30.90                    12/31/02
             47                Laplante                       10,000          23.50                    06/30/03
             48                Laplante                       10,000          34.50                    06/30/03
             49                Lau                             5,000          23.50                    05/08/03
             50                L'Heureux                     102,000          28.85                    12/11/03
             51                Lloyd, A.                      25,000          30.90                    05/31/02
             52                Lloyd, A.                      25,000          34.50                    05/31/02
             53                Lloyd, A.                      21,000          28.85                    05/31/02
             54                Lloyd, R.                     200,000          29.75                    06/08/02
             55                McDorman                        2,000          23.50                    12/01/07
             56                McDorman                        5,000          34.50                    10/28/04
             57                McFarlane                      10,000          23.50                    05/31/03
             58                McFarlane                      10,000          34.50                    05/31/03
             59                McGovern                        1,250          23.50                    06/30/02
             60                McNeill                         1,900          18.75                    12/06/02
             61                Migliore                        1,250          25.60                    06/30/03
             62                Migliore                        3,750          32.00                    06/30/03
             63                Morsink                        50,000          23.50                    06/30/03
             64                Morsink                       250,000          25.40                    06/30/03
             65                Mulroney                        6,250          22.85                    11/01/07
             66                Mulroney                      200,000          35.80                    11/07/04
             67                Mulroney                       25,000          18.00                    11/08/03
             68                Munk, P.                      100,000          23.75                    12/21/07
             69                Munk, P.                      250,000          24.40                    12/06/06
             70                Munk, P.                    1,000,000          15.625                   07/22/03
             71                Popatia                         2,700          20.50                    05/08/03
             72                Pulver                         10,000          22.75                    06/30/02
             73                Purves                         50,000          34.50                    10/28/04
             74                Purves                         31,500          28.85                    12/11/03
             75                Ranger                          7,500          23.50                    12/01/07
             76                Ranger                         15,000          30.90                    12/08/05
             77                Ranger                         10,000          34.50                    10/28/04
             78                Robinson                        3,750          32.00                    06/30/03
             79                Rotman                          6,250          22.75                    10/31/07
             80                Rotman                        150,000          15.00                    09/23/03
             81                Rufrano                         6,250          22.85                    11/01/07
             82                Ryall                          10,000          23.50                    05/08/03
             83                Satchu                         10,000          23.50                    05/08/03
             84                Sidebottom                    200,000          30.35                    12/31/02
             85                Sidebottom                    100,000          18.25                    12/31/02
             86                Sidebottom                    100,000          18.13                    12/31/02
             87                Stirling                       50,000          22.75                    10/31/03
             88                Sullivan, G.                    7,000          23.50                    01/31/03
             89                Sullivan, G.                   13,936          24.40                    01/31/03


* Except for Certificate Nos. 128 and 164, Exercise Prices are expressed in Canadian dollars and will automatically be converted into U.S. dollars based on the exchange rate for these currencies on the close of business on the business day immediately preceding the Initial Exercise Date.


----------------------------------------------------------------------------------------------------------------------
  Warrant Certificate No.        Reference TZH       Number of Warrants   Exercise Price*           Expiration Date
                                 Option Holder
----------------------------------------------------------------------------------------------------------------------
             90                Thomson, R.                     6,250          22.75                    10/31/07
             91                Tompkins                        1,250          25.60                    06/30/03
             92                Tompkins                        3,750          32.00                    06/30/03
             93                Verkaik                         1,250          23.50                    06/30/02
             94                Watchorn                      300,000          30.90                    08/16/03
             95                Welbourn                       30,000          24.40                    04/30/03
             96                Welbourn                       20,000          20.90                    04/30/03
             97                Welbourn                       29,700          34.50                    04/30/03
             98                Welbourn                       20,000          28.85                    04/30/03
             99                Wickham                        25,000          23.50                    04/30/03
            100                Wickham                        25,000          34.50                    04/30/03
            101                Wickham                        25,000          28.85                    04/30/03
            102                Wilkins                       100,000          23.75                    12/21/07
            103                Wilkins                       250,000          24.40                    12/06/06
            104                Wilkins                       150,000          34.50                    10/28/04
            105                Wilkins                       150,000          28.85                    12/11/03
            106                Wilkins                       100,000          18.75                    12/06/02
            107                Wilkins                       211,000          15.00                    09/23/03
            108                Wrong                          10,000          23.50                    05/08/03
            109                Beck                           12,000          25.10                    10/31/08
            110                Beck                           12,000          26.60                    10/31/08
            111                Beck                           12,000          28.10                    10/31/08
            112                Beck                           18,750          22.85                    11/01/07
            113                Birchall                       75,000          24.29                    03/20/08
            114                Cecconi                         3,000          25.62                    01/09/09
            115                Cecconi                         3,000          27.12                    01/09/09
            116                Cecconi                         3,000          28.62                    01/09/09
            117                Craig                          12,000          25.10                    05/08/03
            118                Craig                          12,000          26.60                    05/08/03
            119                Craig                          12,000          28.10                    05/08/03
            120                Craig                          75,000          22.75                    05/08/03
            121                Farrell                         1,250          32.00                    02/08/06
            122                George                          1,250          32.00                    02/08/06
            123                Hanson                        100,000          25.46                    05/11/08
            124                Haq                             1,250          32.00                    02/08/06
            125                Jones, N.                       2,000          27.60                    09/24/08
            126                Jones, N.                       2,000          29.10                    09/24/08
            127                Jones, N.                       2,000          30.60                    09/24/08
            128                Mackenzie, C.                 175,000      USD 14.87                    12/31/07
            129                Migliore                        3,750          25.60                    07/26/07
            130                Migliore                        1,250          32.00                    02/08/06
            131                Mulroney                        6,000          25.10                    10/31/08
            132                Mulroney                        3,125          22.85                    11/01/07
            133                Munk, A.                       12,000          25.10                    10/31/08
            134                Munk, A.                       12,000          26.60                    10/31/08
            135                Munk, A.                       12,000          28.10                    10/31/08
            136                Munk, A.                       25,000          22.75                    10/31/07
            137                Munk, P.                      300,000          23.75                    12/21/07




* Except for Certificate Nos. 128 and 164, Exercise Prices are expressed in Canadian dollars and will automatically be converted into U.S. dollars based on the exchange rate for these currencies on the close of business on the business day immediately preceding the Initial Exercise Date.


----------------------------------------------------------------------------------------------------------------------
  Warrant Certificate No.        Reference TZH       Number of Warrants   Exercise Price*           Expiration Date
                                 Option Holder
----------------------------------------------------------------------------------------------------------------------
            138                Munk, P.                      250,000          24.40                    12/06/06
            139                Robinson                        1,250          32.00                    02/08/06
            140                Rotman                         12,000          25.10                    10/31/08
            141                Rotman                         12,000          26.60                    10/31/08
            142                Rotman                         12,000          28.10                    10/31/08
            143                Rotman                         18,750          22.75                    10/31/07
            144                Rufrano                         6,000          25.10                    10/31/08
            145                Rufrano                         3,125          22.85                    11/01/07
            146                Ryall                           3,000          25.62                    01/09/09
            147                Ryall                           3,000          27.12                    01/09/09
            148                Ryall                           3,000          28.62                    01/09/09
            149                Sigurdson                      20,000          15.63                    07/21/03
            150                Steets                         44,611          23.50                    01/31/04
            151                Steets                         87,650          23.40                    01/31/04
            152                Steets                        202,860          28.85                    12/11/03
            153                Sullivan, G.                   96,057          34.50                    01/31/03
            154                Sullivan, G.                  124,539          28.85                    01/31/03
            155                Thomson, R.                     6,000          25.10                    10/31/08
            156                Thomson, R.                     3,125          22.75                    10/31/07
            157                Tompkins                        3,750          25.60                    07/26/07
            158                Tompkins                        1,250          32.00                    02/08/06
            159                Tresham                         4,167          24.40                    12/06/06
            160                Tresham                         7,500          28.85                    12/11/03
            161                Tresham                         1,042          28.85                    12/11/03
            162                Fabro                          10,000          25.46                    05/11/08
            163                Fabro                           5,000          23.50                    12/01/07
            164                Mackenzie, C.                 500,000      USD 14.87                    12/31/07


                      Total Warrants                          8,772,418





* Except for Certificate Nos. 128 and 164, Exercise Prices are expressed in Canadian dollars and will automatically be converted into U.S. dollars based on the exchange rate for these currencies on the close of business on the business day immediately preceding the Initial Exercise Date.